EXHIBIT 10.18

The following non-employee directors were granted options utilizing the form agreement on the dates and at the grant prices as listed below:

Stephen C. Adams                    May 10, 1996                       $5.68
Edgar M. Cortright                  May 10, 1996                       $5.68
Joseph G. Morone                    June 16, 1996                      $6.44
Grant T. Hollett, Jr.               September 3, 1996                  $6.16

                            FORM OF OPTION AGREEMENT
                               NVIEW CORPORATION
                  1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                              INITIAL OPTION GRANT

         As of__________ ("Date of Grant"), an Option ("Option") is hereby granted by nVIEW Corporation, a Virginia corporation ("Company"), to_______________ ("Optionee"), for and with respect to common stock of the Company, without par value ("Common Stock"), subject to the following terms and conditions:

         1. GRANT OF OPTION. Subject to the provisions set forth herein and the terms and conditions of the nVIEW Corporation 1996 Non-Employee Director Stock Option Plan ("Plan"), the terms of which are hereby incorporated by reference, and in consideration of the agreements of Optionee herein provided, the Company hereby grants to Optionee a nonqualified option to purchase from the Company up to Five Thousand (5,000) shares of Common Stock (the "Option Shares"), at the purchase price per share as set forth below.

         2. EFFECTIVE DATE. The Plan became effective on July 25, 1996, the date the Plan was approved by the holders of Common Stock of the Company.

         3. OPTION PRICE PER SHARE. The Option Price shall be $_____per Option Share.
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         4.  EXERCISE AND EXPIRATION OF OPTION.

                  (a) This Option shall be exercisable on and after the Date of Grant and shall expire five (5) years following the Date of Grant.

                  (b) Subject to the foregoing, this Option may be exercised in whole or in part at any time, from time to time, by giving written notice of exercise to the Company specifying the number of Option Shares to be purchased.

         5. CONDITION OF EXERCISE OF OPTION. The exercise of this Option is conditioned upon the acceptance by Optionee of the terms hereof, as evidenced by his execution of this Agreement in the space provided below, and the return of an executed copy to the Secretary of the Company.

         6. PAYMENT UPON EXERCISE. Written notice of exercise pursuant to paragraph 4 hereof shall be accompanied by payment in full of the purchase price, either by certified or bank check, or such other instrument as the Compensation Committee of the Board of Directors of the Company (the "Committee") may accept. Payment in full or in part may also be made in the form of Common Stock already owned by the Optionee. If payment of the Option Price is made in whole or in part in the form of Common Stock already owned by the Optionee, the Company may require that the Common Stock be owned by the Optionee for a period of six (6) months or longer so that such payment would not result in a pyramid exercise. No shares of Common Stock shall be issued until full payment therefor has been made. Optionee shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the Option when the Optionee has given written notice of exercise, has paid in full the purchase price for such shares, and, if requested, has given the representation described in paragraph 7 herein.

         7. REPRESENTATION BY OPTIONEE. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities Act of 1933, as amended (the "Act"), any stock exchange or automated quotation system upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on such certificates to make appropriate reference to such restrictions.

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         8.  TAXATION.  This Option and any Common Stock acquired pursuant to the exercise hereof shall be taxed as a "nonqualified" option, in accordance with Section 83 of the Internal Revenue Code of 1986, as amended, or any successor thereto (the "Code").

         9. NON-TRANSFERABILITY OF OPTION. This Option shall not be transferable by Optionee other than by will or by the laws of descent and distribution. The Option, during Optionee's lifetime, shall only be exercisable by the Optionee.

         10. COMPLIANCE WITH RULE 16B-3. It is the intent of the Company that this Agreement complies in all respects with Rule 16b-3 under the Act in connection with the granting of this Option to the Optionee who is subject to
Section 16 of the Act. Accordingly, if any provision of this Agreement does not comply with the requirements of Rule 16b-3 as then applicable to the Optionee, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements with respect to the Optionee. The Optionee agrees to refrain from disposing of shares of Common Stock acquired pursuant to the exercise of this Option for the length of time necessary to comply with Rule 16b-3(c)(1) under the Act. The Company intends this Option to constitute a formula plan as described in Rule 16- 3(c)(2)(ii) promulgated by the Securities and Exchange Commission under the Act, such that the Option shall not affect the Optionee's disinterested status (as described in Rule 16b- 3(c)(2)(i) under the Act) for the purposes of administering any stock-related plan of the Company established pursuant to Rule 16-3 under the Act.

         11. DOCUMENTATION. In the event this Option shall be exercised in whole, this Agreement shall be surrendered to the Company for cancellation. In the event this Option shall be exercised in part, or a change in the number or designation of the Common Stock shall be made, this Agreement shall be delivered by Optionee to the Company for the purpose of making appropriate notation thereon, or of otherwise reflecting, in such manner as the Company shall determine, the partial exercise or the change in the number or designation of the Common Stock.

         12. OPTIONEE BOUND BY PLAN. The Optionee hereby acknowledges receipt of the attached copy of the Plan and agrees to be bound by all the terms and provisions thereof, as amended, and by all determinations of the Committee, as the case may be, thereunder. Capitalized terms used in this Agreement but not defined herein shall have the same meanings as in the Plan.

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         13. NOTICES. Any notice that must be given to the Company pursuant to this Agreement shall be deemed delivered to the Company (1) on the date it is personally delivered to the Secretary of the Company at its principal executive offices, or (2) three business days after it is sent by registered or certified mail, postage prepaid, addressed to the Secretary at such offices, and shall be deemed delivered to the Optionee (1) on the date it is personally delivered to the Optionee, or (2) three business days after it is sent by registered or certified mail, postage prepaid, addressed to the Optionee at the last address shown for the Optionee on the records of the Company.

         14. GOVERNING LAW. All questions pertaining to the validity, construction and administration of this Option shall be determined in conformity with the laws of the Commonwealth of Virginia, to the extent not inconsistent with the federal law and the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

         15. ADMINISTRATIVE REGULATIONS. This Option shall be exercised in accordance with such administrative regulations as the Committee shall from time to time adopt.

                                        NVIEW CORPORATION



                                        By:__________________________________
                                                 Angelo Guastaferro

         The undersigned hereby accepts the foregoing Option and the terms and conditions hereof.



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